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                                 Exhibit 10-85
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                             CARL'S JR. RESTAURANT
                              FRANCHISE AGREEMENT


         THIS FRANCHISE AGREEMENT ("Agreement") is made and entered into April 7, 1993, between CARL KARCHER ENTERPRISES, INC., a California corporation ("CKE"), and CARL LEO KARCHER ("Franchisee").

         WHEREAS, CKE, as the result of the expenditure of time, skill, effort, and money, has developed and owns a unique and distinctive system ("System") relating to the establishment and operation of fast service restaurants;

         WHEREAS, the distinguishing characteristics of the System include, without limitation, distinctive exterior and interior design and layout, including specially designed decor and furnishings; a highly refined and efficient kitchen layout featuring an automatic charbroiling cooking process; special recipes and menu items; procedures and techniques for food and beverage preparation and service; automated management information and control systems for inventory controls, cash controls, and sales analysis; technical assistance and training through course instruction and manuals; and advertising and promotional programs; all of which may be changed, improved, and further developed by CKE from time to time;

         WHEREAS, CKE identifies the System by means of certain trade names, service marks, trademarks, logos, emblems, and indicia of origin, including but not limited to the mark "CARL'S JR.", and such other trade names, service marks, and trademarks as are now designated, and may hereafter be designated by CKE in writing, for use in connection with the System ("Proprietary Marks");

         WHEREAS, CKE continues to develop, use, and control the use of such Proprietary Marks in order to identify for the public the source of services and products marketed thereunder and under the System, and to represent the System's high standards of quality, appearance, and service;

         WHEREAS, Franchisee desires to enter into the business of operating a Carl's Jr. restaurant under CKE's System and wishes to obtain a franchise from CKE for that purpose, as well as to receive the training and other assistance provided by CKE in connection therewith;





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         WHEREAS, Franchisee understands and acknowledges the importance of
CKE's high standards of quality, cleanliness, appearance, and service and the necessity of operating the business franchised hereunder in conformity with CKE's standards and specifications;

         NOW, THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other party set forth herein, hereby agree as follows:

I.       GRANT

         A. CKE hereby grants to Franchisee, upon the terms and conditions herein contained, the right and franchise, and Franchisee undertakes the obligation, to operate a Carl's Jr. restaurant ("Restaurant" or "franchised business") and to use solely in connection therewith the Proprietary Marks and the System, as it may be changed, improved, and further developed from time to time, only at the approved location described in Section I.B.

         B. The street address of the location approved hereunder shall be set forth in Attachment A hereto. Franchisee shall not relocate the franchised business without the express prior written consent of CKE.

         C. Franchisee expressly acknowledges that the rights conferred do not include any marketing exclusivity therein. Franchisee expressly acknowledges and understands that all Carl's Jr. Restaurants (whether Company-owned, Franchised or otherwise) may solicit and service customers regardless of the customer's geographic location.

         D. Franchisee acknowledges that this franchise is non-exclusive and is granted subject to the terms of Section VI.C. 6 hereof.

II.      TERM AND RENEWAL

         A. Except as otherwise provided herein, the term of this Agreement shall commence upon its execution by the parties and shall expire twenty (20) years from the date on which the Restaurant is opened for business; provided, however, that if Franchisee's approved location is leased, this Agreement shall expire at the earlier of twenty (20) years from the date of opening for business or upon expiration or termination of the initial term of the lease.

         B.      Franchisee may, at its option, renew this Agreement for one
(1) additional consecutive term of ten (10) years, provided that prior to the end of the initial term:





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                 1.       Franchisee has given CKE written notice of its
election to renew not less than twenty-four (24) months nor more than thirty-six (36) months prior to the end of the initial term;

                 2. Franchisee has made or has provided for, in a manner satisfactory to CKE, renovation and modernization of the Restaurant premises as CKE may reasonably require, including, without limitation, renovation of signs, furnishings, fixtures, and decor, to reflect the then-current standards and image of the System as designated in the Confidential Operating Manual ("OPM");

                 3. Franchisee is not in default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Franchisee and CKE or its subsidiaries and affiliates, and has complied with all the terms and conditions of such agreements during the terms thereof;

                 4. Franchisee has satisfied all monetary obligations owed by Franchisee to CKE and its subsidiaries and affiliates and has timely met those obligations throughout the term of this Agreement;

                 5. Franchisee shall present satisfactory evidence that Franchisee has the right to remain in possession of the approved location for the renewal term;

                 6. Franchisee shall have executed CKE's then-current form of renewal franchise agreement, which agreement shall supersede this Agreement in all respects, and the terms of which may differ from the terms of this Agreement, including, without limitation, a higher percentage royalty fee and advertising contribution; provided, however, that Franchisee shall pay, in lieu of an initial franchise fee, a renewal fee not to exceed seventy-five percent (75%) of the then-current initial franchise fee;

                 7. Franchisee shall execute a full and general release, in a form prescribed by CKE, of any and all claims against CKE and its subsidiaries and affiliates, and their respective officers, directors, agents, and employees; and

                 8. Franchisee shall comply with CKE's then-current qualification and training requirements.

III.     DUTIES OF CKE

         A. CKE shall provide an initial training program for Franchisee, Franchisee's Restaurant Manager and any other employees of Franchisee who are to be trained in





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accordance with Section V.C. hereof and shall make available such other training programs as it deems appropriate. All training provided by CKE shall be subject to the terms set forth in Section V.D. of this Agreement.

         B. CKE may provide Franchisee, in its OPM, Franchise Development Guide ("Guide") or otherwise, with standard plans and specifications for the construction of the Restaurant and for the exterior and interior design, layout, fixtures, furnishings and signs. Franchisee shall, at his sole expense, employ architects, designers, engineers or others as may be necessary to complete, adapt, modify or substitute the sample plans and specifications for the Restaurant. Franchisee shall submit to CKE a complete set of final plans and specifications prior to commencing construction of the Restaurant. CKE shall review such plans and specifications promptly and approve or provide comments on the plans and specification to Franchisee. Franchisee shall not commence construction of the Restaurant until CKE has approved in writing the final plans and specifications to be used in constructing the Restaurant.

         CKE shall consult with Franchisee, to the extent CKE deems necessary, on the construction and equipping of the Restaurant, but it is, shall be and shall remain the sole responsibility of Franchisee to diligently design, construct, equip and otherwise ready and open the Restaurant.

         C. Upon Franchisee's request or in CKE's discretion, CKE shall provide such on-site opening assistance as CKE deems advisable, subject (as to timing) to the availability of personnel. CKE shall provide such continuing advisory assistance to Franchisee in the operation of the franchised business as CKE deems advisable.

         D. CKE shall make available, from time to time, advice and assistance in local advertising and, at Franchisee's expense, promotional materials for local advertising by Franchisee. CKE shall have the right to review and approve or disapprove all advertising and promotional materials which Franchisee proposes to use, pursuant to Section X.D. hereof.

         E. CKE shall provide Franchisee, on loan, one or more copies of the OPM, as more fully described in Section VII. hereof. CKE shall also provide to Franchisee, from time to time as CKE deems appropriate, advice and written materials concerning techniques of managing the franchised business.

         F. CKE shall seek to maintain the high standards of quality, appearance, and service of the System, and to that end shall conduct, as it deems advisable, inspections of the





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Restaurant franchised hereunder, and evaluations of the products sold and services rendered therein.

IV.      FEES

         A. Franchisee shall pay to CKE an initial franchise fee of Twenty-Five Thousand Dollars ($25,000), payable as follows:

                 (1) Ten Thousand Dollars ($10,000) within twenty (20) days of notification of CKE's approval of the Franchisee's proposed site and

                 (2) Fifteen Thousand Dollars ($15,000) within ten (10) days of commencement of construction of the Restaurant.

                 Upon payment of each portion of the initial franchise fee, that portion shall be deemed fully earned and nonrefundable in consideration for administrative and other expenses incurred by CKE in granting this franchise and for CKE's lost or deferred opportunity to franchise others.

         B. During the term of this Agreement, Franchisee shall pay to CKE a continuing weekly royalty fee in an amount not to exceed four percent (4%) of the gross sales of the Restaurant, as defined in Section IV.E. hereof, as set forth in Exhibit 2.

         C. Franchisee shall also expend and/or contribute, on a weekly basis, a percentage of the gross sales of the Restaurant, said percentage to be at least four percent (4%) but no greater than six percent (6%) of the gross sales of the Restaurant, allocated as provided in Section X. hereof, for advertising and promotion.

         D. All weekly payments required by this Section IV. shall be paid to CKE by the fifth (5th) business day immediately following the fiscal week, as designated by CKE, during which the sales were made and shall be submitted to CKE together with any reports or statements required under Section IX.B. hereof. Any payment or report not actually received by CKE on or before such date shall be deemed overdue. If any payment is overdue, Franchisee shall pay CKE, in addition to the overdue amount, interest on such amount from the date it was due until paid at the equivalent of eighteen percent (18%) per annum calculated on a daily basis, or the maximum rate permitted by law, whichever is less. Entitlement to such interest shall be in addition to any other remedies CKE may have.

         E. As used in this Agreement, "gross sales" shall include all revenue from the sale of all services and products and all other income of every kind and nature related to the





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franchised business, whether for cash or credit and regardless of collection in the case of credit; provided, however, that "gross sales" shall not include any sales taxes or other taxes collected from customers by Franchisee for transmittal to the appropriate taxing authority.

         F. On execution of this Agreement, Franchisee shall deposit with CKE N/A Dollars ($N/A) as a security deposit for the performance by Franchisee of the provisions of this Agreement, any lease or sublease between Franchisee and CKE, any promissory note in favor of CKE or any other obligation to CKE such as but not limited to payment for food, goods and products sold by CKE, or any of its affiliates. If Franchisee is in default of any such payment of obligation, CKE can use the security deposit, or any portion of it, to cure the default or to compensate CKE for all damage sustained by CKE resulting from Franchisee's default. Franchisee shall immediately on demand pay to CKE a sum equal to the portion of the security deposit expended or applied by CKE as provided in this Section so as to maintain the security in the sum initially deposited with CKE. If Franchisee is not in default at the expiration or termination of this Agreement, CKE shall return the security deposit to Franchisee. CKE's obligations with respect to the security deposit are those of a debtor and not a trustee. CKE shall not be required to segregate the security deposit from other funds or to pay Franchisee interest on the security deposit.

V.       DUTIES OF FRANCHISEE

         A. Franchisee understands and acknowledges that every detail of the franchised business is important to Franchisee, CKE, and other franchisees in order to develop and maintain high operating standards, to increase the demand for the services and products sold by all franchisees, and to protect CKE's reputation and goodwill.

         B. Promptly following CKE's written approval of the proposed site, for the Restaurant, Franchisee shall proceed to complete the acquisition of the site. Unless Franchisee is leasing or subleasing the premises from CKE, Franchisee shall lease directly or purchase, as the case may be, the Restaurant site. CKE shall have no liability under any such direct lease. Such direct lease shall be subject to CKE's written approval. Franchisee shall include in any such direct lease the following terms and conditions prior to the execution of such direct Lease:

                 1. As long as the lessee, or lessee's successor or assign, is a Carl's Jr. franchisee, the premises must be used only for the operation of a CARL'S JR.





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                          Restaurant, or a restaurant under another trade name
                          adopted by CKE and permitted by this Franchise Agreement.

                 2. The lessor consents to the Franchisee's use of such Proprietary Marks and signage as CKE may prescribe for the franchised business.

                 3. The Lessor agrees to furnish to CKE, copies of any and all letters and notices sent to the Franchisee pertaining to the lease and the premises, at the same time that such letters and notices are sent to the Franchisee.

                 4. The Franchisee may not sublease or assign all or any part of its occupancy rights or extend the term of or renew the lease without CKE's prior written consent.

                 5. Lessor agrees that CKE has the right to enter the Premises to make any modification necessary to protect CKE's Proprietary Marks or to cure any default under the lease or under this Franchise Agreement.

                 6. Lessor agrees that CKE has the right to cure any monetary default under the lease.

                 7. Lessor agrees that CKE has the option to assume the Franchisee's occupancy rights, and the right to sublease, for all or any part of its terms, upon the Franchisee's default or termination under such lease or this Franchise Agreement.

                 8. The lease is conditioned upon the prior approval of CKE, to insure inclusion of the above described terms and compliance with this Franchise Agreement.

         The Franchisee shall furnish CKE with a copy of the executed lease with all exhibits attached thereto within ten (10) days after execution of such lease.

         In the event Franchisee acquires the Restaurant Premises by purchase, Franchisee hereby agrees that concurrently with recordation of the deed conveying the Premises, or, if Franchisee already owns the Premises within ten
(10) days after execution hereof, Franchisee shall record a written agreement between CKE and Franchisee, providing CKE the option to purchase the Premises, at its market value at time of exercise, upon termination hereof on account of expiration of the term or Franchisee's breach hereof. Such agreement shall be acceptable to CKE in form and substance.

         C. Franchisee shall use a licensed general contractor reasonably satisfactory to CKE to perform construction work at the Restaurant. If CKE shall request, Franchisee shall





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immediately furnish to CKE prior to the commencement of construction and/or remodeling and/or refurnishing of Restaurant, and from time to time thereafter upon request, the names and addresses of any sub-contractor and/or vendor to be involved in such construction, furnishing or design activity; copies of all permits, licenses, contractors' liability insurance certificates or other items required for the lawful construction, equipping and operation of the Restaurant; and, copies of all construction contracts, and documents, and construction time-line for construction of the Restaurant and originals of all lien waivers as CKE may require.

         CKE shall not be responsible for delays in the construction, equipping or decoration of the Restaurant, or for any loss resulting from the Restaurant design or construction. CKE must approve in writing any and all changes to the Restaurant plans furnished by Franchisee prior to construction of the Restaurant or the implementation of such changes. CKE shall have access to the Restaurant while work is in progress and may require such reasonable alterations or modifications of the construction of the Restaurant as it deems necessary. Franchisee's failure to promptly commence the design, construction, equipping and opening of the Restaurant with due diligence shall be grounds for the termination of this Agreement.

         CKE shall be permitted, at its option, to conduct a final inspection of the completed Restaurant and may require such corrections and modifications as it deems necessary to bring the Restaurant into compliance with approved plans and specifications. The Restaurant will not be allowed to open if it does not conform to the plans and specifications approved by CKE, including changes thereof approved by CKE. Failure to promptly correct any unauthorized variance from the approved plans and specifications may result in the termination of the Agreement.

         D. The typical fixtures, furniture and equipment specifications which may be furnished to Franchisee by CKE do not limit the obligation of Franchisee to provide all required fixtures, furniture and equipment for the Restaurant at Franchisee's sole expense. If CKE suggests certain manufacturers or suppliers, it does so only as an accommodation to Franchisee. Franchisee shall have the right to substitute manufacturers and suppliers and shall have the right to purchase the required fixtures, furniture and equipment from any source, provided that the items to be purchased are in strict accordance with the specifications of CKE. The prior written consent of CKE must be obtained before making any





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such substitutions.  Any changes in the design, construction, utilities, or installations necessitated by such substitutions shall be made at the sole expense of Franchisee.

                 1. Franchisee is strictly responsible for the acts or omissions of his contractors regarding compliance with Item V of this Agreement and CKE shall have no responsibility for such acts or omissions. CKE shall not be liable for any loss or damage arising from the design or plan of the Restaurant by reason of its approval of plans and specifications, or otherwise. Franchisee shall indemnify CKE for any loss, cost or expense, including attorneys' and experts' fees, that may be sustained by CKE because of the acts or omissions of Franchisee's contractors arising out of or related to the design or construction of the Restaurant.

                 2. All signs to be used in connection with the Restaurant, both exterior and interior, must conform to CKE sign criteria as to type, logo usage, format, color, size, design and location. All signs must be approved in writing by CKE prior to installation and display.

                 3. Prior to the commencement of operation of the Restaurant, Franchisee agrees to procure and install such data processing equipment computer hardware, required dedicated telephone and power lines, modem(s), printer(s), and other computer-related accessory or peripheral equipment as CKE specifies in its OPM (as same may be amended from time to time) or otherwise. Franchisee is further required to provide any assistance required by CKE to bring such computer system "on-line" with CKE's computers at CKE headquarters at the earliest possible time and Franchisee expressly affirms and agrees that CKE shall thereafter have the free and unfettered right to retrieve such data and information from Franchisee's computer(s) as CKE, in its sole and exclusive discretion, deems necessary, desirable and appropriate, with the telephonic cost of such retrieval to be borne by CKE including electronically polling the daily sales, menu mix and other data of the Restaurant. All of the foregoing items specified to be installed or purchased, or activities specified to be accomplished by Franchisee, and the delivery costs of all hardware and software, shall be accomplished/borne at Franchisee's sole expense.

         Further, Franchisee shall utilize CKE's proprietary Carl's Jr. software program, system documentation manuals and other proprietary materials heretofore and hereafter developed by CKE in connection with the operation of the Restaurant; shall, upon request by CKE execute CKE's standard form Software License Agreement and shall input and maintain in Franchisee's computer(s) such data and information as CKE prescribes, in its OPM (as same





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may be amended from time to time) its software programs and otherwise.   CKE
shall initially furnish to Franchisee such programs, manuals and materials at CKE's expense. Franchisee shall purchase from CKE such new or upgraded proprietary software programs, manuals, and/or computer-related materials whenever CKE determines to adopt such new or upgraded programs, manuals and/or materials systemwide, at such prices and on such terms as CKE in its sole and exclusive discretion, shall establish.

         Franchisee understands that computer systems are designed to accommodate a certain maximum amount of data and terminals, and that, as such limits are achieved, and/or as technology and/or software is developed in the future, CKE at it sole discretion may mandate that Franchisee add memory, ports and other accessories and/or peripheral equipment and/or additional, new or substitute software to the original computer system purchased by Franchisee. Franchisee further understands that at a certain point in time it may become necessary for Franchisee to replace or upgrade the entire computer system with a larger system capable of assuming and discharging all of those computer-related tasks and functions as are specified by CKE. Franchisee further understands and agrees that computer designs and functions change periodically and that CKE may be required to make substantial modifications to its computer specifications, or to require installation of entirely different systems, during the term of this Agreement, or upon renewal thereof. To ensure full operational efficiency and communication capability between CKE's computers and those of all franchised Restaurants, Franchisee agrees, at his expense, to keep his computer system in good maintenance and repair, and, at his expense, and following CKE's testing and determination that same will prove economically or systemically beneficial to Franchisee and CKE, to install such additions, changes, modifications, substitutions and/or replacements to his computer hardware, software, telephone and power lines and other computer-related facilities as CKE directs, and on those dates and within those times specified by CKE in its sole and exclusive discretion, in its OPM (same may be amended from time to time) or otherwise. Upon termination or expiration of this Agreement, all computer software, disks, tapes and other magnetic storage media shall be returned to CKE in good condition (allowing for normal wear and tear).

         E. Franchisee agrees that it is important to the operation of the System and the Restaurant franchised hereunder that a competent management team be in place to supervise and conduct the franchised business and to that end agrees as follows:





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                 There shall be at all times a minimum of two individuals, of whom Franchisee may be one, who have completed CKE's initial training program and who are fully qualified to operate the Restaurant.

                 1. Franchisee shall designate an individual to serve as the "Restaurant Manager" of the franchised business. The Restaurant Manager shall meet the following qualifications:

                          a.      The Restaurant Manager shall be a full-time
employee of Franchisee, shall work in the Restaurant and shall devote full time and best efforts to the supervision and conduct of the business franchised hereunder.

                          b.      The Restaurant Manager shall be a person
acceptable to both Franchisee and CKE and shall have successfully completed to CKE's satisfaction, CKE's initial training program.

                 2. Franchisee, or, if more than one individual has executed this Agreement, one of the signed franchisees, shall be designated to serve as the "Owner/Operator" of the franchised business. The Owner/Operator shall meet the following qualifications:

                          a.      The Owner/Operator shall devote full time and
best efforts to the supervision and conduct of the business franchised hereunder and any other businesses that Franchisee may franchise from CKE.

                          b.      The Owner/Operator shall have successfully
completed to CKE's satisfaction CKE's initial training program or an abbreviated training program as set forth in Section V.D.3.

                 3. In the event that the Owner/Operator should elect not to attend CKE's initial training program, the Owner/Operator shall attend an abbreviated training program and Franchisee shall designate an individual to serve as "Operations Supervisor" of the franchised business. The Operations Supervisor shall meet the following qualifications:

                          a.      The Operations Supervisor shall be a
full-time employee of the Franchisee and shall devote full time and best efforts to the supervision and conduct of the business franchised hereunder and any other businesses that Franchisee may franchise from CKE.

                          b.      The Operations Supervisor shall be a person
acceptable to both Franchisee and CKE and shall have successfully completed to CKE's satisfaction CKE's initial training program.





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                 4.       If, at any time or for any reason, the designated
Restaurant Manager or supervisory individual no longer qualifies to act as such, Franchisee shall promptly designate another individual subject to the applicable qualifications listed above.

         E. Franchisee agrees that it is important to the operation of the System and the Restaurant franchised hereunder that Franchisee and Franchisee's employees receive such training as CKE may require, and to that end agrees as follows:

                 1. Prior to the opening of the Restaurant, the Owner/Operator or the Operations Supervisor, if one has been designated, and the Restaurant Manager shall attend and complete, to CKE's satisfaction, the initial training program offered by CKE. Provided however, should an Operations Supervisor be designated, the Owner/Operator can elect to attend and complete, to CKE's satisfaction, an abbreviated initial training program. At Franchisee's expense, the Owner/Operator, the Operations Supervisor and Franchisee's employees shall also attend such courses, seminars, and other training programs as CKE may require from time to time. CKE shall provide instructors and training materials for all required training programs; and Franchisee or its employees shall be responsible for any and all other expenses incurred by them in connection with any training programs, including, without limitation, the cost of transportation, lodging, meals, and wages. Any person subsequently employed by Franchisee in the position of Restaurant Manager and each subsequent Owner/Operator and Operations Supervisor, if any, shall attend and complete, to CKE's satisfaction, such initial training program as CKE may require prior to managing or supervising the franchised business. Franchisee shall pay to CKE a training fee at the then-current rate being charged by CKE to franchisees for such training. The training fee shall be in addition to any other training costs and expenses to be borne by Franchisee as provided herein.

                 2. The Owner/Operator and Franchisee's employees may also attend such optional training programs and seminars as CKE may offer from time to time. Franchisee shall pay to CKE, for each person attending such programs, the training fee, if any, then charged by CKE. If any such training fee is imposed by CKE, the training fee shall be in addition to any other expenses incurred by the persons attending training as provided in Section V.E.1 hereof.

         F. Franchisee shall use the Restaurant premises solely for the operation of the business franchised hereunder; shall keep the business open and in normal operation for such





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hours and days as CKE may from time to time specify in the OPM or as CKE may otherwise approve in writing; and shall refrain from using or permitting the use of the premises for any other purpose or activity at any time without first obtaining the written consent of CKE.

         G. Franchisee agrees to maintain a competent, conscientious, trained staff and to take such steps as are necessary to ensure that its employees preserve good customer relations and comply with such dress code as CKE may prescribe.

         H. Franchisee shall meet and maintain the highest health standards and ratings applicable to the operation of the Restaurant.

         I. To insure that the highest degree of quality and service is maintained, Franchisee shall operate the Restaurant in strict conformity with such methods, standards, and specifications as CKE may from time to time prescribe in the OPM or otherwise in writing. Franchisee agrees:

                 1. To maintain in sufficient supply, and to use and/or sell at all times, only such menu items, ingredients, products, materials, supplies, and paper goods as conform with CKE's standards and specifications, and to refrain from deviating therefrom by the use or offer of non-conforming items, without CKE's prior written consent.

                 2. To sell or offer for sale only such menu items, products, and services as have been expressly approved for sale in writing by CKE; to sell or offer for sale all types of menu items, products, and services specified by CKE; to refrain from any deviation from CKE's standards and specifications without CKE's prior written consent; and to discontinue selling and offering for sale any menu items, products, or services which CKE may, in its discretion, disapprove in writing at any time. With respect to the offer and sale of all menu items, products, and services, Franchisee shall have sole discretion as to the prices to be charged to customers.

                 3. To permit CKE or its agents, at any reasonable time, to remove samples of food or non-food items from Franchisee's inventory, or from the Restaurant, without payment therefor, in amounts reasonably necessary for testing by CKE or an independent laboratory to determine whether said samples meet CKE's then-current standards and specifications. In addition to any other remedies it may have under this Agreement, CKE may require Franchisee to bear the cost of such testing if the supplier of the item has not previously been approved by CKE or if the sample fails to conform with CKE's specifications.





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
                 4. To purchase and install, at Franchisee's expense, all fixtures, furnishings, equipment, playground equipment, decor, and signs meeting the standards and specifications of CKE, as CKE may direct from time to time in the OPM or otherwise in writing; and to refrain from installing or permitting to be installed on or about the Restaurant premises, without CKE's prior written consent, any fixtures, furnishings, equipment, playground, decor, signs, games, vending machines, or other items not previously approved as meeting CKE's standards and specifications.

         J. Franchisee shall purchase all food items, ingredients, supplies, materials, and other products used or offered for sale at the Restaurant solely from suppliers (including manufacturers, distributors and other sources) who demonstrate, to the continuing reasonable satisfaction of CKE, the ability to meet CKE's then-current standards and specifications for such items; who possess adequate quality controls and capacity to supply Franchisee's needs promptly and reliably; and who have been approved in writing by CKE and not thereafter disapproved. If Franchisee desires to purchase any products from an unapproved supplier, Franchisee shall submit to CKE a written request for such approval, or shall request the supplier itself to do so. CKE shall have the right to require that its representatives be permitted to inspect the supplier's facilities, and that samples from the supplier be delivered, either to CKE or to an independent laboratory designated by CKE for testing. A charge not to exceed the reasonable cost of the inspection and the actual cost of the test shall be paid by Franchisee or the supplier. CKE reserves the right, at its option, to re-inspect the facilities and products of any such approved supplier and to revoke its approval upon the supplier's failure to continue to meet any of CKE's then-current criteria. Nothing in the foregoing shall require CKE to approve any supplier.

         K. Franchisee acknowledges and agrees that certain products of CKE, among which is the product known as "special sauce", are highly confidential secret recipes and are trade secrets of CKE. Because of the importance of quality and uniformity of production and the significance of such products in the System it is to the mutual benefit of the parties that CKE closely control the production and distribution of such products. Similar considerations may also apply to other trade secret items which CKE may develop in the future. Accordingly, Franchisee agrees to use only CKE's secret recipe products and to purchase from CKE or from a source designated by CKE all of Franchisee's requirements of CKE's current and future secret recipe products.

         L. Franchisee shall require all advertising and promotional materials, signs, decorations, paper goods (including disposable food containers, napkins, menus, and all forms and stationery used in the franchised business), and other items which may be designated by CKE to bear the Proprietary Marks in the form, color, location, and manner prescribed by CKE.

         M. Franchisee shall maintain the Restaurant in a high degree of sanitation, repair, and condition, and in connection therewith shall make such additions, alterations, repairs, and replacements thereto (but no others without CKE's prior written consent) as may be required for that purpose, including, without limitation, such periodic repainting or replacement of obsolete signs, furnishings, equipment, and decor as CKE may direct and installation of charbroiler emission regulators as may be required by federal, state, or local agencies.

         N. At CKE's request, but not more often than twice during the initial term of this Agreement, and in any case not before at least twenty-five percent (25%) of System restaurants owned by CKE have made such improvements, Franchisee shall make all improvements and alterations as may be determined by CKE to be necessary to have the Restaurant conform with the System image as it may be prescribed by CKE at that time. Franchisee shall undertake and complete such improvements and alterations within reasonable times specified by CKE.

         O. Franchisee shall grant CKE and its agents the right to enter upon the Restaurant premises at any time for the purpose of conducting inspections; shall cooperate with CKE's representatives in such inspections by rendering such assistance as they may reasonably request; and, upon notice from CKE or its agents and without limiting CKE's other rights under this Agreement, shall take such steps as may be necessary to correct immediately any deficiencies detected during any such inspection. Should Franchisee, for any reason, fail to correct such deficiencies within a reasonable time as determined by CKE, CKE shall have the right and authority (without, however, any obligation to do so), to correct such deficiencies and to charge Franchisee a reasonable fee for CKE's expenses in so acting, payable by Franchisee immediately upon demand.

         P. Franchisee shall comply with all other requirements set forth in this Agreement.

VI.      PROPRIETARY MARKS

         A.      CKE represents with respect to the Proprietary Marks that:

                 1. CKE is the owner of all right, title, and interest in and to the Proprietary Marks.

                 2. CKE has taken and will take all steps reasonably necessary to preserve and protect the ownership and validity in and of the Proprietary Marks.

                 3. CKE will permit Franchisee and other franchisees to use the Proprietary Marks only in accordance with the System and the standards and specifications attendant thereto which underlie the goodwill associated with and symbolized by the Proprietary Marks.

         B. With respect to Franchisee's licensed use of the Proprietary Marks pursuant to this Agreement, Franchisee agrees that:

                 1. Franchisee shall use only the Proprietary Marks designated by CKE, and shall use them only in the manner authorized and permitted by CKE.

                 2. Franchisee shall use the Proprietary Marks only for the operation of the business franchised hereunder and only at the location authorized hereunder, or in advertising for the business conducted at or from that location.

                 3. Unless otherwise authorized or required by CKE, Franchisee shall operate and advertise the franchised business only under the name "Carl's Jr. Restaurant" without prefix or suffix.

                 4. During the term of this Agreement and any renewal hereof, Franchisee shall identify itself as a Franchisee of CKE and operator of the franchised business in conjunction with any use of the Proprietary Marks, including, but not limited to, uses on stationery, business cards, invoices, order forms, receipts, and contracts, as well as the display of a notice in such content and form and at such conspicuous locations on the premises of the franchised business as CKE may designate in writing.

                 5. Franchisee's right to use the Proprietary Marks is limited to such uses as are authorized under this Agreement, and any unauthorized use thereof shall constitute an infringement of CKE's rights.

                 6. Franchisee shall not use the Proprietary Marks to incur any obligation or indebtedness on behalf of CKE.

                 7. Franchisee shall not use the Proprietary Marks as part of its corporate or other legal name.

                 8. Franchisee shall comply with CKE's instructions in filing and maintaining the requisite trade name or fictitious name registrations, and shall execute any documents deemed necessary by CKE or its counsel to obtain protection for the Proprietary Marks or to maintain their continued validity and enforceability.

                 9. In the event that litigation involving the Proprietary Marks is instituted or threatened against Franchisee, Franchisee shall promptly notify CKE and shall cooperate fully in defending or settling such litigation.

         C.      Franchisee expressly understands and acknowledges that:

                 1. CKE is the owner of all right, title and interest in and to the Proprietary Marks and the goodwill associated with and symbolized by them.

                 2. The Proprietary Marks are valid and serve to identify the System and those who are authorized to operate under the System.

                 3. Franchisee shall not directly or indirectly contest the validity or CKE's ownership of the Proprietary Marks.

                 4. Franchisee's use of the Proprietary Marks pursuant to this Agreement does not give Franchisee any ownership interest or other interest in or to the Proprietary Marks, except the license granted by this Agreement.

                 5. Any and all goodwill arising from Franchisee's use of the Proprietary Marks in its franchised operation under the System shall inure solely and exclusively to CKE's benefit, and upon expiration or termination of this Agreement and the license herein granted, no monetary amount shall be assigned as attributable to any goodwill associated with Franchisee's use of the System or the Proprietary Marks.

                 6. The right and license of the Proprietary Marks granted hereunder to Franchisee is non-exclusive, and CKE thus has and retains the rights, among others:

                          a.      To use the Proprietary Marks itself in
connection with selling products and services;

                          b.      To grant other licenses for the Proprietary
Marks, in addition to those licenses already granted to existing franchisees;

                          c.      To develop and establish other systems using
the same or similar Proprietary Marks, or any other proprietary marks, and to grant licenses or franchises thereto without providing any rights therein to Franchisee.

                 7. CKE reserves the right to substitute different Proprietary Marks for use in identifying the System and the businesses operating thereunder if CKE's currently owned Proprietary Marks no longer can be used.

VII.     CONFIDENTIAL OPERATIONS PROCEDURES MANUAL ("OPM")

         A. In order to protect the reputation and goodwill of CKE and to maintain high standards of operation under CKE's Proprietary Marks, Franchisee shall conduct its business in accordance with CKE's OPM. CKE shall loan to Franchisee and certain employees of Franchisee as many copies of the OPM as CKE deems necessary for Franchisee to conduct the business franchised hereunder.

         B. Franchisee shall at all times treat the OPM, any other manuals created for or approved for use in the operation of the franchised business, and the information contained therein, as confidential, and shall use all reasonable efforts to maintain such information as secret and confidential. Franchisee shall not at any time copy, duplicate, record, or otherwise reproduce the foregoing materials, in whole or in part, nor otherwise make the same available to any unauthorized person.

         C.      The OPM shall at all times remain the sole property of CKE.

         D. CKE may from time to time revise the contents of the OPM, and Franchisee expressly agrees to comply with each new or changed standard.

         E. Franchisee shall at all times maintain the OPM at the Restaurant in a secure place and shall insure that the OPM is kept current and up to date; and, in the event of any dispute as to the contents of the OPM, the terms of the master copy of the OPM maintained by CKE at CKE's home office shall be controlling.

VIII.    CONFIDENTIAL INFORMATION

         A. Franchisee shall not, during the term of this Agreement or thereafter, communicate, divulge, or use for the benefit of any other person, persons, partnership, association, or corporation any confidential information, knowledge, or know-how concerning the methods of operation of the business franchised hereunder which may be communicated to Franchisee or of which Franchisee may be apprised by virtue of Franchisee's operation under the terms of this Agreement. Franchisee shall divulge such confidential information only to such of its employees as must have access to it in order to operate the franchised business.

Any and all information, knowledge, know-how, and techniques which CKE designates as confidential shall be deemed confidential for purposes of this Agreement, except information which Franchisee can demonstrate came to its attention prior to disclosure thereof by CKE; or which, at the time of disclosure by CKE to Franchisee, had become a part of the public domain, through publication or communication by others; or which, after disclosure to Franchisee by CKE, becomes a part of the public domain, through publication or communication by others.

         B. Franchisee acknowledges that any failure to comply with the requirements of this Section VIII. will cause CKE irreparable injury, and Franchisee agrees to pay all court costs and reasonable attorney's fees incurred by CKE in obtaining specific performance of, or an injunction against violation of, the requirements of this Section VIII.

IX.      ACCOUNTING AND RECORDS

         A. Franchisee shall maintain during the term of this Agreement, and shall preserve for at least five years from the dates of their preparation, full, complete, and accurate books, records, and accounts in accordance with generally accepted accounting principles and in the form and manner prescribed by CKE from time to time in the OPM or otherwise in writing.

         B. Franchisee shall submit to CKE, no later than the fifth (5th) business day immediately following the fiscal week, as designated by CKE, during which the sales were made, a remittance report, in the form prescribed by CKE, accurately reflecting all gross sales made during the preceding fiscal week and such other data or information as CKE may require.

         C. Franchisee shall, at Franchisee's expense, submit to CKE, in the form prescribed by CKE, a periodic profit and loss statement (which may be unaudited) within twenty (20) days after the end of each period for the first twelve periods of each fiscal year of the franchised business during the term hereof. A period shall be defined as every four-week interval, beginning on the day immediately following the end of CKE's fiscal year. Franchisee shall, at Franchisee's expense, also submit to CKE, in the form prescribed by CKE, a quarterly balance sheet (which may be unaudited) within thirty (30) days after the end of each of the first three quarters of each fiscal year of the franchised business during the term hereof. Each such statement shall be signed by Franchisee or by Franchisee's treasurer or chief financial officer attesting that it is true and correct.

         D. Franchisee shall, at its expense, provide to CKE an unaudited compilation of profit and loss statement and balance sheet within sixty (60) days after the end of each fiscal year of the franchised business during the term hereof, with reports from said year's operations audited by an independent certified public accountant in respect to gross sales and amounts spent on royalty and advertising fees, all to be signed by Franchisee or by Franchisee's treasurer or chief financial officer attesting that the financial statements present fairly the financial position of Franchisee and the results of operations of the franchised business during the period covered. CKE shall have the right, in its reasonable discretion, to require that Franchisee submit audited statements for any fiscal year or any period or periods of a fiscal year of Franchisee during the term of this Agreement.

         E. Franchisee shall also submit to CKE, for review or auditing, such other forms, reports, records, information, and data as CKE may reasonably designate, in the form and at the times and places reasonably required by CKE, upon request and as specified from time to time in the OPM or otherwise in writing.

         F. CKE or its designated agents shall have the right at all reasonable times to examine and copy, at CKE's expense, the books, records, and tax returns of Franchisee. CKE shall also have the right, at any time, to have an independent audit made of the books of Franchisee. If an inspection should reveal that any payments have been understated in any report to CKE, then Franchisee shall immediately pay to CKE the amount understated upon demand, in addition to interest from the date such amount was due until paid, at eighteen percent (18%) per annum calculated on a daily basis, or the maximum rate permitted by law, whichever is less. If an inspection discloses an understatement in any report of two percent (2%) or more, Franchisee shall, in addition, reimburse CKE for any and all costs and expenses connected with the inspection, including, without limitation, reasonable accounting and attorneys' fees. The foregoing remedies shall be in addition to any other remedies CKE may have.

X.       ADVERTISING

         Recognizing the value of advertising and the importance of the standardization of advertising programs to the furtherance of the goodwill and public image of the System, the parties agree as follows:

         A. During the term of this Agreement, Franchisee shall have a weekly advertising and promotion obligation ("APO") in an amount to be determined by CKE, said amount to be at least four percent (4%) but not to exceed six percent (6%) of the Restaurant's gross sales and Franchisee shall satisfy that obligation as prescribed in this Section X. The amount of the APO and its allocation among the various advertising activities described in this
Section X may be modified by CKE from time to time, subject to the limitations set forth below; until so modified, the APO shall be met as stated in Exhibit 1, attached hereto and incorporated herein by reference.

                 1. If CKE elects to require Franchisee to engage in local store marketing ("LSM"), Franchisee shall allocate and spend such portion of the APO as CKE may direct for such LSM, as more fully described in Section X.B.

                 2. Franchisee shall pay weekly such portion of the APO as CKE may direct, but not more than one percent (1%) of gross sales, to the advertising fund described in Section X.C. ("Fund"), for general administrative advertising expenditures.

                 3. The remainder of the APO, if any, shall be paid by Franchisee weekly as follows:

                          a.      The remainder shall be paid to the Fund and
spent by the Fund for advertising in Franchisee's region.

                          b.      If a cooperative, approved by CKE, for
Franchisee's region is in existence or is established at any later time during the term of this Agreement pursuant to Section X.D., then the remainder shall be paid to the Cooperative rather than to the Fund.

                 4. The APO shall at no time exceed six percent (6%) of gross sales, and CKE may not increase the APO by more than one-half percent (1/2%) of gross sales in a particular fiscal year (as defined by CKE).

                 5. Throughout the term of this Agreement, Franchisee is encouraged and will be permitted to conduct additional local advertising, at Franchisee's expense, subject to the terms and conditions contained in Section X.E. hereof.

                 6. Franchisee understands that some franchisees of Carl's Jr. Restaurants operate under different forms of franchise agreements and that the APO amounts paid by franchisees may vary.

         B. If so directed by CKE Franchisee shall spend the portion of the APO designated as the LSM allocation, for local store marketing and advertising programs as approved from time to time by CKE in the local trade area of the Restaurant.

                 1. Franchisee shall spend the LSM allocation pursuant to a schedule determined by Franchisee with CKE's assistance and subject to CKE's approval.

                 2. Within thirty (30) days of the end of each fiscal quarter in which the requirement for LSM is in effect, Franchisee shall provide to CKE evidence of LSM expenditure by submitting tear sheets of the advertising and marketing accompanied by invoices as requested by CKE.

                 3. Should Franchisee fail to timely submit proof of expenditure for LSM, CKE, at its option, may require the LSM allocation to be paid to the advertising Fund as described in Section X.C. below.

                 4. CKE reserves the right, subject to the provisions of this Section X, to change or eliminate the LSM allocation.

         C. The remainder of Franchisee's APO not otherwise allocated shall be allocated to the Fund and shall be used for both general administration and regional advertising expenditures as described below.

                 1. Unless and until modified by CKE, Franchisee's required contribution for the general administrative advertising expenses of the Fund described in Section X.C.3b hereof is as set forth in Exhibit 1. CKE undertakes no obligation in administering these general monies to make expenditures for Franchisee which are equivalent or proportionate to Franchisee's contribution, or to ensure that any particular franchisee benefits directly or pro rata from the advertising or promotion conducted under these monies.

                 2. Unless and until modified by CKE, Franchisee's required contribution for regional advertising expenditures of the Fund is as set forth in Exhibit 1. CKE agrees to cause the Fund to make these regional expenditures for advertising within the Area of Dominant Influence in which the Restaurant is located as set forth on Exhibit 1 ("ADI") as established periodically by Arbitron, Inc., or any other similar type of designation used to identify regional advertising market areas. CKE reserves the right to change the ADI designation for the Restaurant.

                 3. Franchisee agrees to make contributions to the Fund as required under Section X.A. hereof, and further agrees that the Fund shall be maintained and administered by CKE or its designee, as follows:

                          a.      CKE shall oversee all advertising and
promotional programs with sole discretion to approve or disapprove the creative concepts, materials and media used in such programs, and the placement and allocation thereof.

                          b.      The Fund, all contributions thereto, and any
earnings thereon, shall be used exclusively to meet any and all costs of maintaining, administering, directing, and preparing advertising and/or promotional activities (including, without limitation, the cost of preparing and conducting television, radio, magazine, and newspaper advertising campaigns; marketing surveys and other public relations activities; employing advertising agencies to assist therein; and providing promotional brochures and other marketing materials to the restaurants operated under the System). All sums paid by Franchisee to the Fund shall be maintained in an account separate from the other monies of CKE and shall not be used to defray any of CKE's expenses, except for such reasonable administrative costs and overhead, if any, as CKE may incur in activities reasonably related to the administration or direction of the Fund and advertising programs for franchisees and the System. The Fund and its earnings shall not otherwise inure to the benefit of CKE. CKE or its designee shall maintain separate bookkeeping accounts for the Fund.

                          c.      Franchisee shall contribute to the Fund by
separate check made payable to the Fund.

                          d.      CKE will contribute to the Fund a percentage
of the annual gross sales of the Carl's Jr. restaurants operated by CKE in the continental United States. Said percentage shall be equivalent to the average percentage contributed to the Fund for regional expenditures by all franchise restaurants in the System.

                          e.      It is anticipated that all contributions to
and earnings of the Fund shall be expended for advertising and/or promotional purposes during the taxable year within which the contributions and earnings are received. If, however, excess amounts remain in the Fund at the end of such taxable year, all expenditures in the following taxable year(s) shall be made first out of accumulated earnings from previous years, next out of earnings in the current year, and finally from contributions.

                          f.      The Fund shall not be an asset of CKE or its
designee. A statement of the operations of the Fund as shown on the books of CKE or its designee shall be prepared annually by an independent certified public accountant selected by CKE at CKE's cost and shall be made available to Franchisee.

                          g.      Although the Fund is intended to be of
perpetual duration, CKE maintains the right to terminate the Fund. The Fund shall not be terminated, however, until all monies in the Fund have been expended for advertising and/or promotional purposes.

         D. Franchisee agrees that CKE shall have the right, in its discretion, to designate any geographical area as a region for purposes of establishing an advertising cooperative ("Cooperative"). If a Cooperative has been established for Franchisee's region at the time Franchisee commences business hereunder, Franchisee shall immediately become a member of such Cooperative. If a Cooperative for Franchisee's region is established at any later time during the term of this Agreement, Franchisee shall become a member of such Cooperative no later than thirty (30) days after the date on which the Cooperative commences operation as provided below:

                 1. Each Cooperative shall be organized and governed in a form and manner, and shall commence operation on a date approved in advance by CKE in writing.

                          a.      Each Cooperative shall be organized for the
exclusive purposes of administering regional advertising programs and developing, subject to CKE's approval, standardized promotional materials for use by the members in local advertising.

                          b.      Each Cooperative shall be CKE's designee for
maintaining and administering advertising and promotional programs in each region, and all contributions to and expenditures of each Cooperative shall be subject to provisions applicable to the Fund set forth herein in Section X.C.3.

                          c.      No advertising or promotional plans or
materials may be used by a Cooperative or furnished to its members without the prior approval of CKE. All such plans and materials shall be submitted to CKE in accordance with the procedure set forth in Section X.E. hereof.

                          d.      Each member franchisee shall submit to the
Cooperative, no later than the fifth (5th) business day immediately following the fiscal week (as designated by CKE) during which the sales were made, its contribution for the preceding fiscal week as provided in Section X.A. hereof, together with such other statements or reports as may be required by CKE or by the Cooperative with CKE's prior written approval.

                 2. CKE, in its sole discretion, may grant to any franchisee an exemption for any length of time from the requirement of membership in a Cooperative, upon written request of such franchisee stating reasons supporting such exemption. CKE may require as a condition of granting such exemption that the franchisee expend on local advertising, in a manner approved in advance by CKE, and supported by such proof of expenditures as CKE may require, at least the amount that the franchisee would have contributed to a Cooperative. CKE's decision concerning such request for exemption shall be final.

         E. All local advertising and promotion by Franchisee in any medium shall conform to the standards and requirements of CKE as set forth in the OPM or otherwise. Franchisee shall obtain CKE's prior approval of all advertising and promotional plans and materials that Franchisee desires to use and that have not been prepared or previously approved by CKE within one (1) year. Franchisee shall submit such unapproved plans and materials to CKE, by personal delivery or through the mail, return receipt requested, and CKE shall approve or disapprove such plans and materials within thirty (30) days from the date of receipt thereof by CKE. Franchisee shall use no such plans or materials until they have been approved by CKE and shall promptly discontinue use of any advertising or promotional plans or materials upon notice from CKE.

         F. Franchisee shall have the right to advertise and sell its products and offer its services at any prices Franchisee may determine, and shall in no way be bound by any price which may be recommended or suggested by CKE.

XI.      INSURANCE

         A. Franchisee shall procure, prior to the commencement of any operations under this Agreement, and shall maintain in full force and effect at all times during the term of this Agreement at Franchisee's expense, an insurance policy or policies protecting Franchisee and CKE, and their officers, directors, partners, agents, and employees, as well as CKE's subsidiaries, affiliates, and applicable landlords and mortgagees against any loss, liability, personal injury, death, property damage, or expense whatsoever arising or occurring upon or in connection with the franchised business.

         B. Such insurance required must be written through companies holding a general policy holder's rating of at least A+ as set forth in the most current issue of "Best Insurance Guide". During the term of each policy, should an insurance carrier providing required insurance coverage change or decrease its financial rating, CKE can require the Franchisee to change insurance carriers to meet the necessary A+ rating. Any requests to correct inadequacies in the required insurance program will be completed at the sole cost of Franchisee. The minimum coverage and policy limits (except for additional coverages and higher policy limits that may reasonably be specified by the CKE from time to time) are as follows:

                 1. Comprehensive General Liability Insurance, including bodily injury, personal injury, products liability, blanket contractual liability, broad form property damage, non-owned auto, completed operations, and property damage coverage in the greater amount of One Million Dollars ($1,000,000.00) per occurrence or that required by CKE's or Franchisee's lease for the Restaurant premises.

                 2. Property Insurance written on an "All Risks" policy for fire and related peril (including Earthquake and Flood where applicable), for the full replacement cost of the Restaurant premises, equipment, stock, leasehold improvements and all other property in which the CKE may have interests.

                 3. Business Interruption and Extra Expense coverage to include rental payment continuation for a minimum of twelve (12) months, loss of profits and other extra expenses experienced during the recovery from property loss.

                 4. Plate Glass coverage for replacement of glass from breakage.

                 5. Employer's Liability coverage in the amount of Five Hundred Thousand Dollars ($500,000).

                 6. Workers' Compensation and such other insurance as may be required by statute or rule of the state or locality in which the franchised business is located and operated.

                          The Franchisee may, with the prior written consent of
CKE, elect to have reasonable deductibles in connection with the coverage described in Sections XI B.1 and 2, above, provided, however, in no event shall such insurance have a deductible or self-insured retention in excess of Five Thousand Dollars ($5,000.00).

         C. In connection with any construction, renovation, refurbishment, or remodeling of the Restaurant, Franchisee shall maintain Builder's All Risks insurance and performance and completion bonds in forms and amounts, and written by a carrier or carriers, reasonably satisfactory to CKE.

         D. Franchisee's obligation to obtain and maintain the foregoing policy or policies in the amounts specified shall not be limited in any way by reason of any insurance which may be maintained by CKE, nor shall Franchisee's performance of that obligation relieve it of liability under the indemnity provisions set forth in Section XVIII of this Agreement.

         E. All policies required to be maintained by Franchisee hereunder shall be written as primary policies and not contributing with or in excess of any coverage which CKE may carry, and shall cover and insure CKE and other Indemnities identified in Section XVIII as an additional insured. All public liability and property damage policies shall contain a provision that CKE, although named as an insured, shall nevertheless be entitled to recover under said policies on any loss occasioned to it, its servants, agents and employees by reason of the negligence of Franchisee, its servants, agents and employees.

         F. Franchisee shall deliver to CKE at least thirty (30) days prior to the time any insurance is first required to be carried by Franchisee, and thereafter at least thirty (30) days prior to the expiration of any such policy, Certificates of Insurance evidencing the proper coverage with limits not less than those specified herein. Such Certificates, with the exception of Workers' Compensation, shall name CKE, and each of its partners, subsidiaries, affiliates, directors, agents and employees as additional insureds, and shall expressly provide that any interest of same therein shall not be affected by any breach by Franchisee of any policy provisions for which such Certificates evidence coverage. Further, all Certificates shall expressly provide that no less than thirty (30) days' prior written notice shall be given CKE in the event of material alteration to or cancellation of the coverages evidenced by such Certificates.

         G. Should Franchisee, for any reason, fail to procure or maintain the insurance required by this Agreement, as such requirements may be revised from time to time by CKE in the OPM or otherwise in writing, CKE shall have the right and authority, but not obligation, immediately to procure such insurance and to charge same to Franchisee, which charges, together with a reasonable fee for CKE's expenses in so acting, shall be payable by

Franchisee immediately upon notice. The foregoing remedies shall be in addition to any other remedies CKE may have.

         H. The minimum limits of insurance coverage required to be procured by Franchisee may be modified from time to time by CKE in its sole and exclusive discretion, by written notice transmitted by CKE to Franchisee. Upon delivery (or attempted delivery) of such written notice, Franchisee shall be obligated to immediately purchase insurance conforming to the newly-established standards and limits prescribed by CKE.

                 Franchisor suggests, but does not require, that Franchisee purchase and maintain the following categories of insurance coverage for Franchisee, the franchised Business and his staff of employees:

                 1. All Risk Office Contents Insurance other than the coverages required above;

                 2. Major Medical Insurance for Franchisee's staff employees;

                 3.       Valuable Papers and Records Insurance; and,

                 4.       Plate Glass Insurance (if applicable).

         I. Franchisee shall notify CKE of any and all claims or demands against Franchisee, the business franchised Restaurant and/or CKE within three
(3) days of Franchisee receiving actual notice of any such claim or demand. Franchisee agrees to respond to all claims within the time required by law, rule or regulation. Franchisee shall cooperate with CKE (or its designee) in every fashion possible to defend CKE and Franchisee against any and all claims made by employees, customers or third parties. Franchisee shall, when necessary, make appearance at administrative or other hearings to present or reinforce such defenses.

                 Failure by Franchisee to purchase or maintain any insurance required by this Agreement, or failure to reimburse Franchisor for its purchase of such insurance on behalf of Franchisee, shall constitute a material and incurable breach of this Agreement which, unless waived by Franchisor, shall entitle Franchisor to terminate this Agreement unilaterally and immediately upon notice to Franchisee, and this Agreement shall thereafter be null, void and of no effect (except for those post-termination and post-expiration provisions which by their nature shall survive).

XII.     TRANSFER OF INTEREST

         A.      Transfer by CKE

         CKE shall have the right to transfer or assign all or any part of its rights or obligations herein to any person or legal entity.

         B.      Transfer by Franchisee

                 1. Franchisee understands and acknowledges that the rights and duties set forth in this Agreement are personal to Franchisee, and that CKE has granted this franchise in reliance on Franchisee's business skill, financial capacity, and personal character. Accordingly, neither Franchisee nor any immediate or remote successor to any part of Franchisee's interest in this franchise, nor any individual, partnership, corporation, or other legal entity which directly or indirectly owns any interest in this franchise or in Franchisee shall sell, assign, transfer, convey, give away, pledge, mortgage, or otherwise encumber any direct or indirect interest in this franchise or in any legal entity which owns this franchise without the prior written consent of CKE; provided, however, that CKE's prior written consent shall not be required for a transfer of less than a two percent (2%) interest in a publicly-held corporation. A publicly-held corporation is a corporation registered under the Securities Exchange Act of 1934. Any purported assignment or transfer, by operation of law or otherwise, not having the written consent of CKE required by this Section XII.B.1 shall be null and void and shall constitute a material breach of this Agreement, for which CKE may then terminate without opportunity to cure pursuant to Section XIII.B. of this Agreement.

                 2. CKE shall not unreasonably withhold its consent to a transfer of any interest in Franchisee or in this franchise; provided, however, that if a transfer, alone or together with other previous, simultaneous, or proposed transfers, would have the effect of transferring a controlling interest in the franchised business, CKE may, in its sole discretion, require any or all of the following as conditions of its approval:

                          a.      All of Franchisee's accrued monetary
obligations and all other outstanding obligations to CKE shall have been satisfied;

                          b.      Franchisee is not in default of any provision
of this Agreement, any amendment hereof or successor hereto, or any other agreement between Franchisee and CKE, or its subsidiaries and affiliates;

                          c.      The transferor shall have executed a full and
general release, in a form satisfactory to CKE, of any and all claims against CKE and its officers, directors, shareholders, and employees, in their corporate and individual capacities, including, without limitation, claims arising under federal, state, and local laws, rules, and ordinances;

                          d.      The transferee shall enter into a written
assignment, in a form satisfactory to CKE, assuming and agreeing to discharge all of Franchisee's obligations under this Agreement; and, if the obligations of Franchisee were guaranteed by the transferor, the transferee shall guarantee the performance of all such obligations in writing in a form satisfactory to CKE;

                          e.      The transferee shall demonstrate to CKE's
satisfaction that it meets CKE's educational, managerial, and business standards; possesses a good business reputation, and credit rating; has the aptitude and ability to conduct the business franchised herein (as may be evidenced by prior related business experience or otherwise); and has adequate financial resources and capital to operate the business;

                          f.      At CKE's option, the transferee shall
execute, and/or, upon CKE's request, shall cause all interested parties to execute, for a term ending on the expiration date of this Agreement and with such renewal term as may be provided by this Agreement, the standard form franchise agreement then being offered to new System franchisees and other ancillary agreements as CKE may require for the franchised business, which agreements shall supersede this Agreement in all respects and the terms of which agreements may differ from the terms of this Agreement, including, without limitation, a higher percentage royalty rate and advertising contribution; provided, however, that the transferee shall not be required to pay any initial franchise fee;

                          g.      The transferee, at its expense, shall upgrade
the Restaurant to conform to the then-current standards and specifications of System restaurants, and shall complete the upgrading and other requirements within the time specified by CKE;

                          h.      Franchisee shall remain liable for all of the
obligations to CKE in connection with the franchised business prior to the effective date of the transfer and shall execute any and all instruments reasonably requested by CKE to evidence such liability;

                          i.      At the transferee's expense, the transferee,
the transferee's manager and the transferee's Owner/Operator shall complete any training programs then in effect for franchisees upon such terms and conditions as CKE may reasonably require;

                          j.      Except in the case of a transfer to a
corporation formed for the convenience of ownership, Franchisee shall pay a transfer fee not to exceed CKE's reasonable costs and expenses, including legal and accounting expenses, in connection with CKE's review of the application to transfer.

                 3. Franchisee shall grant no security interest in the franchised business or in any of its assets unless the secured party agrees that in the event of any default by Franchisee under any documents related to the security interest, CKE shall have the right and option to purchase the rights of the secured party upon payment of all sums then due to such secured party.

                 4. Franchisee acknowledges and agrees that each condition which must be met by the transferee is necessary to assure such transferee's full performance of the obligations hereunder.

         C.      Partnership and Corporate Franchisees

                 In the event Franchisee is a partnership the following requirements shall also apply to Franchisee:

                 1. Franchisee shall be newly organized and its Agreement of Partnership shall at all times provide that its activities are confined exclusively to operating the business franchised herein.

                 2. Copies of Franchisee's Agreement of Partnership and other governing documents, and any amendments thereto shall be promptly furnished to CKE.

                 3. The Agreement of Partnership shall provide that assignment or transfer of any partnership interest is subject to, all restrictions imposed upon assignments by this Agreement.

                 4. Franchisee shall maintain a current list of all limited partners and shall furnish the list to CKE upon request.

                 5. All general partners of Franchisee shall jointly and severally guarantee Franchisee's performance hereunder and shall bind themselves to the terms of this Agreement.

                 6. In the event that a general partner of Franchisee is a corporation, all shareholders of the corporation shall jointly and severally guarantee Franchisee's performance hereunder and shall bind themselves to the terms of this Agreement.

         In the event Franchisee is a corporation, the following requirements shall also apply to Franchisee:

                 1. Franchisee shall be newly organized and its articles of incorporation or charter shall at all times provide that its activities are confined exclusively to operating the business franchised herein.

                 2. Copies of Franchisee's Articles of Incorporation or Charter, Bylaws, and other governing documents, and any amendments thereto, including the resolution of the Board of Directors authorizing entry into this Agreement shall be promptly furnished to CKE.

                 3. Franchisee shall maintain stop-transfer instructions against the transfer on its records of any equity securities; and each stock certificate of Franchisee shall have conspicuously endorsed upon its face a statement in a form satisfactory to CKE that it is held subject to, and that further assignment or transfer thereof is subject to, all restrictions imposed upon assignments by this Agreement; provided, however, that the requirements of this Section XII.C.3 shall not apply to a publicly-held corporation.

                 4. Franchisee shall maintain a current list of all owners of record and all beneficial owners of any class of voting stock of Franchisee and shall furnish the list to CKE upon request.

                 5. All shareholders of Franchisee shall jointly and severally guarantee Franchisee's performance hereunder and shall bind themselves to the terms of this Agreement; provided, however, that the requirements of this Section XII.C.5 shall not apply to a publicly-held corporation.

         D.      Right of First Refusal

                 1. Any party holding any direct or indirect interest in Franchisee or in this franchise and who desires to accept any bona fide offer from a third party to purchase such interest shall notify CKE in writing of each such offer, and CKE shall have the right and option, exercisable within forty five (45) days after receipt of such written notification, to send written notice to the seller that CKE intends to purchase the Seller's interest, on the same terms and conditions offered by the third party. In the event that CKE elects to purchase the Seller's interest, closing on such purchase must occur within ninety (90) days from the date of notice to the seller of the election to purchase by CKE. Any material change in the terms of any offer prior to closing shall constitute a new offer subject to the same rights of first refusal by CKE as in the case of an initial offer. Failure of CKE to exercise the option afforded by this Section XII.D. shall not constitute a waiver of any other provision of this Agreement, including all of the requirements of this Section XII., with respect to a proposed transfer.

                 2. In the event the consideration, terms, and/or conditions offered by a third party are such that CKE may not reasonably be required to furnish the same consideration, terms, and/or conditions, then CKE may purchase the interest in the franchised business proposed to be sold for the reasonable equivalent in cash. If the parties cannot agree within a reasonable time on the reasonable equivalent in cash of the consideration, terms, and/or conditions offered by the third party, an independent appraiser shall be designated by CKE, and his determination shall be binding.

         E.      Transfer Upon Death or Mental Incapacity

         Upon the death or mental incapacity of any person with a direct or indirect interest in the franchise or in Franchisee, the executor, administrator, conservator or personal representative of such person shall transfer his interest to a third party approved by CKE within six (6) months after such death or mental incapacity. Mental incapacity shall be evidenced by court order appointing a conservator on such grounds or signed certificates describing such incapacity from two licensed physicians. Such transfers, including, without limitation, transfers by devise or inheritance, shall be subject to the same conditions as any inter vivos transfer. However, in the case of transfer by devise or inheritance, if the heirs or beneficiaries of any such person are unable to meet the conditions in this Section XII., the personal representative of the deceased Franchisee shall have a reasonable time to dispose of the deceased's interest in the franchise, which disposition shall be subject to all the terms and conditions for transfers contained in this Agreement. If the interest is not disposed of within a reasonable time, CKE may terminate this Agreement.

         F.      Non-Waiver of Claims

         CKE's consent to a transfer of any interest in the franchise granted herein shall not constitute a waiver of any claims it may have against the transferring party, nor shall it be deemed a waiver of CKE's right to demand exact compliance with any of the terms of this Agreement by the transferee.

         G.      Offerings by Franchisee

         Securities or partnership interests in Franchisee may be offered to the public, by private offering or otherwise, only with the prior written consent of CKE, whether or not

CKE's consent is required under Section XII.B. hereof, which consent shall not be unreasonably withheld. All materials required for such offering by federal or state law shall be submitted to CKE for review prior to their use or filing with any government agency; and any materials to be used in any offering exempt from federal or state securities laws shall be submitted to CKE for review prior to their use. No offering by Franchisee shall imply (by use of the Proprietary Marks or otherwise) that CKE is participating in underwriting, issuing, or offering securities of Franchisee or CKE; and CKE's review of any offering shall be limited solely to the subject of the relationship between Franchisee and CKE. Franchisee and the other participants in the offering must fully indemnify CKE in connection with the offering. For each proposed offering, Franchisee shall pay to CKE a non-refundable fee not to exceed CKE's reasonable costs and expenses associated with reviewing the proposed offering, including, without limitation, legal and accounting fees. Franchisee shall give CKE written notice at least thirty (30) days prior to the date of commencement of any offering or other transaction covered by this Section XII.G.

XIII.    DEFAULT AND TERMINATION

         A. Franchisee shall be deemed to be in default under this Agreement, and all rights granted herein shall automatically terminate without notice to Franchisee, if Franchisee shall become insolvent or makes a general assignment for the benefit of creditors; or if a petition in bankruptcy is filed by Franchisee or such a petition is filed against and not opposed by Franchisee; or if Franchisee is adjudicated a bankrupt or insolvent; or if a bill in equity or other proceeding for the appointment of a receiver of Franchisee or other custodian for Franchisee's business or assets is filed and consented to by Franchisee; or if a receiver or other custodian (permanent or temporary) of Franchisee's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; or if proceedings for a composition with creditors under any state or federal law should be instituted by or against Franchisee; or if a final judgment in a total amount of at least $25,000 remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed); or if Franchisee is dissolved; or if execution is levied against Franchisee's business or property; or if suit to foreclose any lien or mortgage against the premises or equipment is instituted against Franchisee and not dismissed within thirty (30) days; or if the real or personal property of

Franchisee's Restaurant shall be sold after levy thereupon by any sheriff, marshal, or constable.

         B. Franchisee shall be deemed to be in default and CKE may, at its option, terminate this Agreement and all rights granted hereunder, without affording Franchisee any opportunity to cure the default, effective immediately upon receipt of notice by Franchisee, upon the occurrence of any of the following events:

                 1. If Franchisee fails to construct and open the franchised business within the time limits as provided in Section V.B.;

                 2. If Franchisee at any time ceases to operate or otherwise abandons the franchised business, or loses the right to possession of the premises, or otherwise forfeits the right to do or transact business in the jurisdiction where the Restaurant is located; provided, however, that if, through no fault of Franchisee, the premises are damaged or destroyed by an event such that they cannot, in CKE's judgment, be repaired or restored within a reasonable time, then Franchisee shall have thirty (30) days after such event in which to apply for CKE's approval to relocate and/or reconstruct the premises, which approval shall not be unreasonably withheld, but which may be conditioned upon the payment of an agreed minimum royalty to CKE during the period in which the Restaurant is not in operation;

                 3. If Franchisee is convicted of a felony, a crime involving moral turpitude, or any other crime or offense that is reasonably likely, in the sole opinion of CKE, to adversely affect the System, the Proprietary Marks, the goodwill associated therewith, or CKE's interest therein;

                 4. If Franchisee fails to designate a qualified Owner/Operator within a reasonable time, as required under Section V.C. hereof;

                 5. If Franchisee or any partner or shareholder in Franchisee purports to transfer any rights or obligations under this Agreement or any interest in Franchisee to any third party without CKE's prior written consent, contrary to the terms of Section XII. of this Agreement;

                 6. If Franchisee fails to comply with the in-term covenants in Section XV.B. hereof or fails to obtain execution of the covenants required under in Section XV.I. hereof;

                 7. If, contrary to the terms of Sections VII. or VIII. hereof, Franchisee discloses or divulges the contents of the OPM or other confidential information provided to Franchisee by CKE;

                 8. If an approved transfer is not effected within a reasonable time, as required by Section XII.E. hereof, following Franchisee's death or mental incapacity;

                 9. If Franchisee knowingly maintains false books or records, or submits any false reports to CKE;

                 10.      If Franchisee, after curing a default pursuant to
Section XIII.C. hereof, commits the same default again, whether or not cured after notice; or

                 11. If Franchisee repeatedly is in default under Section XIII.C. hereof, for failure substantially to comply with any of the requirements imposed by this Agreement, whether or not cured after notice.

         C. Except as provided in Sections XIII.A. and XIII.B. of this Agreement, Franchisee shall have thirty (30) days after its receipt from CKE of a written Notice of Termination within which to remedy any default hereunder and provide evidence thereof to CKE. If any such default is not cured within that time, or such longer period as applicable law may require, the Agreement shall terminate without further notice to Franchisee effective immediately upon the expiration of the thirty (30) day period or such longer period as applicable law may require. Franchisee shall be in default hereunder for any failure to comply with any of the requirements imposed by this Agreement, as it may from time to time reasonably be supplemented by the OPM, or to carry out the terms of this Agreement in good faith. Such defaults shall include, for example, without limitation, the occurrence of any of the following events:

                 1. If Franchisee fails, refuses, or neglects promptly to pay any monies owing to CKE or its subsidiaries or affiliates when due, or to submit the financial or other information required by CKE under this Agreement or is in default of any promissory note, security agreement, lease or sublease with CKE.

                 2. If Franchisee fails to maintain or observe any of the standards or procedures prescribed by CKE in this Agreement, the OPM, or otherwise in writing.

                 3. Except as provided in Section XIII.B.5 hereof, if Franchisee fails, refuses, or neglects to obtain CKE's prior written approval or consent as required by this Agreement.

                 4. If Franchisee misuses or makes any unauthorized use of the Proprietary Marks or otherwise materially impairs the goodwill associated therewith or CKE's rights therein.

                 5. If Franchisee engages in any business or markets any service or product under a name or mark which, in CKE's opinion, is confusingly similar to the Proprietary Marks.

         Franchisee shall be in default hereunder for any defaults in monetary obligations owed by Franchisee to CKE, including but not limited to, distribution or commissary purchases or amounts due under any promissory note to CKE.

XIV.     OBLIGATIONS UPON TERMINATION OR EXPIRATION

         Upon termination or expiration of this Agreement, all rights granted hereunder to Franchisee shall forthwith terminate, and:

         A. Franchisee shall immediately cease to operate the business franchised under this Agreement, and shall not thereafter, directly or indirectly, represent to the public or hold itself out as a present or former franchisee of CKE.

         B. Franchisee shall immediately and permanently cease to use, in any manner whatsoever, any confidential methods, procedures and techniques associated with the System; the Proprietary Mark "CARL'S JR."; and all other Proprietary Marks and distinctive forms, slogans, signs, symbols, and devices associated with the System. In particular, Franchisee shall cease to use, without limitation, all signs, advertising materials, displays, stationery, forms, and any other articles which display the Proprietary Marks.

         C. Franchisee shall take such action as may be necessary to cancel any assumed name or equivalent registration which contains the mark "CARL'S JR." or any other service mark or trademark of CKE, and Franchisee shall furnish CKE with evidence satisfactory to CKE of compliance with this obligation within thirty (30) days after termination or expiration of this Agreement.

         D. Franchisee shall, at CKE's option, assign to CKE any interest which Franchisee has in any lease or sublease for the Restaurant premises. In the event CKE does not elect to exercise its option to acquire the lease or sublease for the Restaurant premises, Franchisee shall make such modifications or alterations to such premises (including, without limitation, the changing of the telephone number) immediately upon termination or expiration of this Agreement as may be necessary to distinguish the appearance of such premises from that of other restaurants under the System, and shall make such specified additional changes thereto as CKE may reasonably request for that purpose. In the event Franchisee fails or refuses to comply with the requirements of this
Section XIV., CKE shall have the right to enter upon the Restaurant premises without being guilty of trespass or any other tort, for the purpose of making or causing to be made such changes as may be required at the expense of Franchisee, which expense Franchisee agrees to pay upon demand.

         E. Franchisee agrees, in the event it continues to operate or subsequently begins to operate any other business, not to use any reproduction, copy, or colorable imitation of the Proprietary Marks, either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake, or deception, or which is likely to dilute CKE's rights in and to the Proprietary Marks, and further agrees not to utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with CKE constituting unfair competition.

         F. Franchisee shall promptly pay all sums owing to CKE and its subsidiaries and affiliates. In the event of termination for any default of Franchisee, such sums shall include all damages, costs, and expenses, including reasonable attorneys' fees, incurred by CKE as a result of the default, which obligation shall give rise to and remain, until paid in full, a lien in favor of CKE against any and all of the personal property, furnishings, equipment, signs, fixtures, and inventory owned by Franchisee and on the premises operated hereunder at the time of default.

         G. Franchisee shall pay to CKE all damages, costs, and expenses, including reasonable attorneys' fees, incurred by CKE subsequent to the termination or expiration of this Agreement in obtaining injunctive or other relief for the enforcement of any provisions of this Section XIV.

         H. Franchisee shall immediately deliver to CKE all manuals, including the OPM, records, files, instructions, correspondence, all materials related to operating the franchised business, including, without limitation, brochures, agreements, invoices, and any and all other materials relating to the operation of the franchised business in Franchisee's possession, and all copies thereof (all of which are acknowledged to be CKE's property), and shall retain no copy or record of any of the foregoing, except Franchisee's copy of this Agreement and of any correspondence between the parties and any other documents which Franchisee reasonably needs for compliance with any provision of law.

         I. Within ten (10) days after the date of termination or expiration, Franchisee and CKE shall arrange for an inventory to be made, at CKE's expense, of all the furnishings, equipment, signs, fixtures, and inventory of Franchisee related to the operation of the franchised business except for personalized items of no value to CKE. CKE shall then purchase from Franchisee any or all of those items at Franchisee's fair market value. If the parties cannot agree on a fair market value within a reasonable time, an independent appraiser shall be designated by CKE, and his determination shall be binding. CKE shall have the right to set off all amounts due from Franchisee, and the cost of the appraisal, if any, against any payment therefor.

         J.      Franchisee shall comply with the covenants contained in
Section XV.C. of this Agreement.

XV.      COVENANTS

         A. Franchisee covenants that during the term of this Agreement except as otherwise approved in writing by CKE, the Owner/Operator or the Operations Supervisor, as the case may be, shall devote full time, energy, and best efforts to the management and operation of the business franchised hereunder.

         B. Franchisee specifically acknowledges that, pursuant to this Agreement, Franchisee will receive valuable specialized training and confidential information, including, without limitation, information regarding the operational, sales, promotional and marketing methods and techniques of CKE and the System. Franchisee covenants that during the term of this Agreement, except as otherwise approved in writing by CKE, Franchisee shall not, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with any person, persons, partnership, or corporation:

                 1. Divert or attempt to divert any business or customer of the business franchised hereunder to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with CKE's Proprietary Marks and the System.

                 2. Employ or seek to employ any person who is at that time employed by CKE or by any other franchisee or developer of CKE, or otherwise directly or indirectly induce such person to leave his or her employment.

                 3.       Own, maintain, engage in, or have any interest in:

                          a.      Any restaurant business, selling (i)
hamburgers or (ii) any other product which constitutes ten percent (10%) of CKE's average System-wide entree sales, which is located in any of the counties of California or elsewhere; or

                          b.      Any fast service restaurant business which is
substantially similar to the franchised business and which is located at or within a radius of fifteen (15) miles of the location approved hereunder or the location of any other restaurant under the System which is in existence at any time during the term of this Agreement.

         C. Franchisee covenants that, except as otherwise approved in writing by CKE, Franchisee shall not, for a continuous uninterrupted period commencing upon the expiration or termination of this Agreement, regardless of the cause for termination, and continuing for two (2) years thereafter, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with any person, persons, partnership, or corporation, own, maintain, engage in, or have any interest in any restaurant business, selling (i) hamburgers or
(ii) any other products which constitute ten percent (10%) of CKE's average System-wide entree sales, and which is located within a radius of fifteen (15) miles of the location approved hereunder or the location of any restaurant under the System which is in existence on the date of expiration or termination of this Agreement.

         D. Sections XV.B.3 and XV.C. shall not apply to ownership by Franchisee of less than two percent (2%) beneficial interest in the outstanding equity securities of any publicly-held corporation.

         E. The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Section XV. is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which CKE is a party, Franchisee expressly agrees to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Section XV.

         F. Franchisee understands and acknowledges that CKE shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Sections XV.B and XV.C. in this Agreement, or any portion thereof, without Franchisee's consent, effective immediately upon receipt by Franchisee of written notice thereof; and Franchisee agrees that it shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section XX. hereof.

         G. Franchisee expressly agrees that the existence of any claims it may have against CKE, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by CKE of the covenants in this Section XV. Franchisee agrees to pay all costs and expenses, including reasonable attorneys' fees, incurred by CKE in connection with the enforcement of this Section XV.

         H. Franchisee acknowledges that Franchisee's violation of the terms of this Section XV. would result in irreparable injury to CKE for which no adequate remedy at law may be available, and Franchisee accordingly consents to the issuance of an injunction prohibiting any conduct by Franchisee in violation of the terms of this Section XV. Franchisee expressly agrees that it may be conclusively presumed that any violation of the terms of said covenants not to compete was accomplished by and through Franchisee's utilization of CKE's confidential information, know-how, methods and procedures.

         I. At CKE's request, Franchisee shall require and obtain execution of covenants similar to those set forth in this Section XV. (including covenants applicable upon the termination of a person's relationship with Franchisee) from any or all of the following persons:

                 1. All managers of Franchisee and any other personnel employed by Franchisee who have received training from CKE;

                 2. All officers, directors, and holders of a beneficial interest of two percent (2%) or more of the securities of Franchisee, and of any corporation directly or indirectly controlling Franchisee, if Franchisee is a corporation; and

                 3. The general partners and any limited partners (including any corporation, and the officers, directors, and holders of a beneficial interest of two percent (2%) or more of the securities of any corporation which controls, directly or indirectly any general or limited partner), if Franchisee is a partnership. Every covenant required by this
Section XV.I. shall be in a form satisfactory to CKE, including, without limitation, specific identification of CKE as a third party beneficiary of such covenants with the independent right to enforce them. Failure by Franchisee to obtain execution of a covenant required by this Section XV.I. shall constitute a default under Section XIII.B.6 hereof.

XVI.     TAXES, PERMITS, AND INDEBTEDNESS

         A. Franchisee shall promptly pay when due all taxes levied or assessed, including, without limitation, unemployment and sales taxes, and all accounts and other indebtedness of every kind incurred by Franchisee in the conduct of the business franchised under this

Agreement. Franchisee shall pay to CKE an amount equal to any sales tax, or similar tax imposed on CKE with respect to any payments to CKE required under this Agreement, unless the tax is credited against income tax otherwise payable by CKE.

         B. In the event of any bona fide dispute as to Franchisee's liability for taxes assessed or other indebtedness, Franchisee may contest the validity or the amount of the tax or indebtedness in accordance with procedures of the taxing authority or applicable law; however, in no event shall Franchisee permit a tax sale or seizure by levy of execution or similar writ or warrant, or attachment by a creditor, to occur against the premises of the franchised business, or any improvements thereon.

         C. Franchisee shall comply with all federal, state, and local laws, rules, and regulations, and shall timely obtain any and all permits, certificates, or licenses necessary for the full and proper conduct of the business franchised under this Agreement, including, without limitation, licenses to do business, fictitious name registrations, sales tax permits, and fire clearances.

         D. Franchisee shall notify CKE in writing within ten (10) days of the commencement of any action, suit, or proceeding, and of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, which may adversely affect the operation or financial condition of the franchised business.

XVII.    INDEPENDENT CONTRACTOR

         A. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that Franchisee shall be an independent contractor, and that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

         B. Franchisee shall conspicuously identify himself and his Restaurant and in all dealings with his clients, contractors, suppliers, public officials and others, as an independent Franchisee of CKE, and shall place such notice of independent ownership on all forms, business cards, stationery, advertising, signs and other materials and in such fashion as CKE may, in its sole and exclusive discretion, specify and require from time to time, in its OPM (as same may be amended from time to time) or otherwise.

         Except as otherwise expressly authorized by this Agreement, neither party hereto will make any express or implied agreements, warranties, guarantees or representations or incur any debt in the name of or on behalf of the other party, or represent that the relationship between CKE and Franchisee is other than that of Franchisor and Franchisee. CKE does not assume any liability, and will not be deemed liable, for any agreements, representations, or warranties made by Franchisee which are not expressly authorized under this Agreement, nor will Franchisor be obligated for any damages to any person or property which directly or indirectly arise from or relate to the operation of the Restaurant.

         C. It is understood and agreed that nothing in this Agreement authorizes Franchisee to make any contract, agreement, warranty, or representation on CKE's behalf, or to incur any debt or other obligation in CKE's name, and that CKE shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action, or by reason of any act or omission of Franchisee in its conduct of the franchised business or any claim or judgment arising therefrom against CKE. Franchisee shall indemnify and hold CKE, and CKE's officers, directors, and employees harmless against any and all claims arising directly or indirectly from, as a result of, or in connection with Franchisee's operation of the franchised business, as well as the costs, including attorneys' fees, of defending against them.

XVIII.   INDEMNIFICATION

         Franchisee agrees at all times to defend at his own cost, and to indemnify and hold harmless to the fullest extent permitted by law, CKE, its corporate parent, the corporate subsidiaries, affiliates, successors, assigns and designees of either entity, and the respective directors, officers, employees, agents, shareholders, designees, and representatives of each (CKE and all other hereinafter referred to collectively as "Indemnitees") from all losses and expenses (as hereinafter defined) incurred in connection with any action, suit, proceeding, claim, demand, investigation, or formal or informal inquiry (regardless of whether same is reduced to judgment) or any settlement thereof which arises out of or is based upon any of the following Franchisee's alleged infringement or any other violation or any other alleged violation of any patent, mark or copyright or other proprietary right owned or controlled by third parties; Franchisee's alleged violation or breach of any contract, federal, state or local law, regulation, ruling, standard or directive or of any industry standard; libel, slander or any other form of defamation by Franchisee; Franchisee's alleged violation or breach of any warranty, representation, agreement or obligation in this Agreement; any acts, errors or omissions of Franchisee or any of its agents, servants, employees, contractors, partners, proprietors, affiliates or representatives; latent or other defects in the Restaurant whether or not discoverable by CKE or Franchisee; the inaccuracy, lack of authenticity or Restaurant; any service provided by Franchisee at, from or related to the operation at the franchised business or the action by any customer of the franchised business or visitor to the Restaurant; and, any damage to the property of Franchise or CKE, their agents or employees, or any third person, firm or corporation, whether or not such losses, claims, costs, expenses, damages or liabilities were actually or allegedly caused in part through the active or passive negligence of CKE or any of its agents or employees, or resulted from any strict liability imposed on CKE or any of its agents or employees.

         For the purpose of this Section XVIII, the term "losses and expenses" shall be deemed to include all losses, compensatory, exemplary or punitive damages, fines, charges, costs, expenses, lost profits, attorneys' fees, experts' fees, court costs, settlement amounts, judgments, compensation for damages to CKE's reputation and goodwill, costs of or resulting from delays, financing, costs of advertising material and media time/space, and costs of changing, substituting or replacing same, and any and all expenses of recall, refunds, compensation, public notices and other such amounts incurred in connection with the matters described.

         Franchisee agrees to give CKE notice of any such action, suit, proceeding, claim, demand, inquiry or investigation. At the expense and risk of Franchisee, CKE may elect to assume (but under no circumstance is obligated to undertake) the defense and/or settlement of any such action, suit, proceeding, claim, demand, inquiry or investigation, provided that CKE will seek the advice and counsel of Franchisee, and shall keep Franchisee informed, with regard to any such proposed or contemplated settlement(s). Such an undertaking by CKE shall in no manner or form diminish Franchisee's obligation to indemnify CKE and to hold it harmless.

         In order to protect persons or property, or its reputation or goodwill, or the reputation or goodwill of others, CKE may, at any time and without notice as it in its judgment deems appropriate, offer, order, consent or agree to settlements or take such other remedial or corrective actions as it deems expedient with respect to the action, suit, proceeding, claim, demand, inquiry or investigation if, in CKE's sole judgment, there are reasonable grounds to believe that:

                 1.       any of the acts or circumstances enumerated in this
Section XVIII have occurred, or

                 2. any act, error, or omission of Franchisee may result directly or indirectly in damage, injury or harm to any person or any property.

         All losses and expenses incurred under this Section XVIII shall be chargeable to and paid by Franchisee pursuant to his obligations of indemnity under this Section, regardless of any actions, activity or defense undertaken by CKE or the subsequent success or failure of such actions, activity or defense.

         Indemnitees do not assume any liability whatsoever for acts, errors, or omission of those with whom Franchisee may contract, regardless of the purpose. Franchisee shall hold harmless and indemnify Indemnitees for all losses and expenses which may arise out of any acts, errors or omissions of these third parties.

         Under no circumstances shall Indemnitees be required or obligated to seek recovery from third parties or otherwise mitigate their losses in order to maintain a claim against Franchisee. Franchisee agrees that the failure to pursue such recovery or mitigate loss will in no way reduce the amounts recoverable by Indemnitees from Franchisee.

XIX.     APPROVALS AND WAIVERS

         A. Whenever this Agreement requires the prior approval or consent of CKE, Franchisee shall make a timely written request to CKE therefore, and such approval or consent shall be obtained in writing.

         B. In no event shall Franchisee be entitled to make, nor shall Franchisee make, any claim, and Franchisee hereby waives any claim for money damages, nor shall Franchisee claim any money damages by way of set-off, counterclaim or defense, based upon any claim or assertion by Franchisee that CKE has unreasonably withheld or unreasonably delayed any consent or approval to a proposed act by Franchisee under any of the terms of this Franchise Agreement. Franchisee's sole remedy for any such claim shall be an action or proceeding to enforce any such provisions, or for specific performance, or declaratory judgment.

         C. No delay, waiver, omission, or forbearance on the part of CKE to exercise any right, option, duty, or power arising out of any breach or default by Franchisee under any of the terms, provisions, covenants, or conditions hereof, shall constitute a waiver by CKE to enforce any such right, option, duty, or power as against Franchisee, or as to subsequent breach or default by Franchisee. Subsequent acceptance by CKE of any payments due to it hereunder shall not be deemed to be a waiver by CKE of any preceding breach by Franchisee of any terms, provisions, covenants, or conditions of this Agreement.

XX.      NOTICES

         Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by certified or registered mail, return receipt requested, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

         Notices to CKE:               Carl Karcher Enterprises, Inc.
                                       Attn:  Franchise Department
                                       P. O. Box 4349
                                       Anaheim, California  92803

         Notices to Franchisee:        Carl Leo Karcher
                                       CLK, Inc.
                                       73-101 Highway 111, Suite #1
                                       Palm Desert, CA  92260-3956

Any notice by certified or registered mail shall be deemed to have been given at the date and time of receipt.

XXI.     ENTIRE AGREEMENT

         This Agreement, the documents referred to herein, and the Attachment(s) hereto constitute the entire, full, and complete Agreement between CKE and Franchisee concerning the subject matter hereof, and supersede all prior agreements, no other representations having induced Franchisee to execute this Agreement. No amendment, change, or variance from this Agreement shall be binding on the parties unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.

XXII.    SEVERABILITY AND CONSTRUCTION

         A. Except as expressly provided to the contrary herein, each portion, section, part, term, and/or provision of this Agreement shall be considered severable; and if, for any reason, any section, part, term, and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other portions, sections, parts, terms, and/or provisions of this Agreement as may remain otherwise intelligible; and the latter shall continue to be given full force and effect and bind the parties hereto; and said invalid portions, sections, parts, terms and/or provisions shall be deemed not to be a part of this Agreement.

         B. Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Franchisee, CKE, CKE's officers, directors, and employees, and such of Franchisee's and CKE's respective successors and assigns as may be contemplated by Section XII. hereof, any rights or remedies under or by reason of this Agreement.

         C. Franchisee expressly agrees to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which CKE is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order.

         D. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

         E. All references herein to the masculine, neuter, or singular shall be construed to include the masculine, feminine, neuter, or plural, where applicable, and all acknowledgments, promises, covenants, agreements, and obligations herein made or undertaken by Franchisee shall be deemed jointly and severally undertaken by all those executing this Agreement on behalf of Franchisee.

         F. This Agreement may be executed in triplicate, and each copy so executed shall be deemed an original.

XXIII.   APPLICABLE LAW

         A. This Agreement takes effect upon its acceptance and execution by CKE in California, and shall be interpreted and construed under the laws thereof, which laws shall prevail in the event of any conflict of law; provided, however, that the provisions of Section XV. Covenants, shall be interpreted and construed under the laws of the jurisdiction within which the franchised business is located.

         B. The parties agree that any action brought by either party against the other in any court, whether federal or state, shall be brought within the State of California in the judicial district in which CKE has its principal place of business and do hereby waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

         C. No right or remedy conferred upon or reserved to CKE or Franchisee by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

         D. Nothing herein contained shall bar CKE's right to obtain injunctive relief against threatened conduct that will cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

XXIV.    DEFINITION OF FRANCHISEE

The term "Franchisee" as used in this Agreement shall refer to each person executing this Agreement as Franchisee whether such person is one of the spouses, partners, proprietors, shareholders, trustees, trustors or beneficiaries or persons named as included in Franchisee, and shall apply to each such persons as if he/she were the only named Franchisee in this Agreement. If Franchisee is a married couple, both husband and wife executing this Agreement shall be liable for all obligations and duties of Franchisee hereunder as if such spouse were the sole Franchisee hereunder. If Franchisee is a partnership or proprietorship, or if more than one person executes this Agreement as Franchisee, each partner, proprietor or person executing this Agreement shall be liable for all obligations and duties of Franchisee hereunder. If Franchisee is a trust, each trustee, grantor and beneficiary signing this Agreement shall be liable for all of the obligations and duties of Franchisee hereunder. If Franchisee is a corporation, all shareholders executing this Agreement shall be liable for all obligations and duties of Franchisee hereunder as if each such shareholder were the sole

Franchisee hereunder. If Franchisee is an entity, each of his principals and/or owners shall, concurrently with the execution of this Agreement execute Franchisor's Standard Form Guarantee (annexed hereto as Exhibit "3"), pursuant to which all obligations and duties of Franchisee are guaranteed by such individuals. Should Franchisee be in breach or default under this Agreement, CKE may proceed directly against each such spouse, partner, proprietor, signatory to this Agreement, shareholder, trustee, trustor, owner, principal or beneficiary without first proceeding against Franchisee and without proceeding against or naming in such suit any other Franchisee, partner, proprietor, signatory to this Agreement, shareholder, trustee, trustor or beneficiary. The obligations of Franchisee and each such spouse, partner, proprietor, person executing this Agreement, shareholder, trustee, trustor and beneficiary shall be joint and several. Notice to or demand upon one spouse, partner, proprietor, person signing this Agreement, shareholder, trustee, trustor, owner, principal or beneficiary shall be deemed notice to or demand upon Franchisee and all such spouses, partners, proprietors, persons signing this Agreement, shareholders, trustees, trustors, owners, principal and beneficiaries, and no notice or demand need be made to or upon all such Franchisees, spouses, partners, proprietors, persons executing this Agreement, shareholders, trustees, trustors, owners, principals or beneficiaries. The cessation of or release from liability of Franchisee or any such spouse, partner, proprietor, person executing this Agreement, shareholder, trustee, trustor, owners, principals or beneficiary shall not relieve any other Franchisee, spouse, partner, proprietor, person executing this Agreement, shareholder, trustee, trustor, owner, principal or beneficiary from liability hereunder, except to the extent that the breach or default has been remedied or monies owed have been paid.

XXV.     ACKNOWLEDGEMENTS

         A. Franchisee acknowledges that it has conducted an independent investigation of the business franchised hereunder, and recognizes that the business venture contemplated by this Agreement involves business risks and that its success will be largely dependent upon the ability of Franchisee as an independent businessman. CKE expressly disclaims the making of, and Franchisee acknowledges that it has not received, any warranty or guarantee, express or implied, as to the potential volume, profits, or success of the business venture contemplated by this Agreement.

         B. Franchisee acknowledges that it received a copy of the complete Carl's Jr. Restaurant Franchise Agreement, the Attachments thereto, and agreements relating thereto, if any, at least five (5) business days prior to the date on which this Agreement was executed. Franchisee further acknowledges that it received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Franchise Offering Circular of Carl Karcher Enterprises, Inc. for Prospective Franchisees" at least ten (10) business days prior to the date on which this Agreement was executed.

         C. Franchisee acknowledges that it has read and understood this Agreement, the Attachments hereto, and agreements relating thereto, if any, and that CKE has afforded Franchisee ample time and opportunity and has encouraged Franchisee to consult with advisors of Franchisee's own choosing about the potential benefits and risks of entering into this Agreement.

                 IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Agreement in triplicate on the day and year first above written.

                                          CKE
FRANCHISEE                                CARL KARCHER ENTERPRISES, INC.
                                          a California corporation

/s/  Carl L. Karcher                      By: /s/ Richard C. Celio
- - ---------------------------------------   -------------------------------------
Carl Leo Karcher                                  Richard C. Celio

                                          Title:  Vice President/General Counsel

OWNER/OPERATOR

/s/  Carl L. Karcher
- - ---------------------------------------
Carl Leo Karcher                          By: /s/ Rory J. Murphy
                                              ----------------------------------
                                                  Rory J. Murphy

                                          Title:  Senior Vice President
                                                  Operations

                                  ATTACHMENT A


                               APPROVED LOCATION
                                     UNDER
                             CARL'S JR. RESTAURANT
                              FRANCHISE AGREEMENT



The location approved by CKE for the Restaurant franchised under the attached Franchise Agreement shall be:

                                     #7085
                           Highway 111 and Washington
                                 La Quinta, CA

(Refer to Section I.B. of Franchise Agreement)

                                   EXHIBIT 1
                            FRANCHISEE'S ADVERTISING
                                      AND
                              PROMOTION OBLIGATION

         Franchisee's weekly advertising and promotion obligation (hereinafter "APO") under Section X of the Franchise Agreement shall be as set forth below unless and until modified by CKE as provided in Section X:

         1.      LSM allocation:                   .5% of gross sales
                 (Section X.B.)

         2.      Fund allocation, for              .5% of gross sales
                 general administrative            (not more than 1%)
                 advertising expenditures:
                 (Section X.C.1)

         3.      Fund allocation, for              3.0% of gross sales
                 regional advertising
                 expenditures:*
                 (Section X.C.2)

         4.      Cooperative allocation:           N/A% of gross sales
                 (Section X.D)


                          TOTAL APO:               4.0% of gross sales
                                                   (not more than 6%)

         *  The ADI in which the Restaurant is located:

                                Palm Springs, CA


Note:    a)  CKE has the right to eliminate the LSM allocation
         b) At no time will a percentage appear in both Number 3 and Number 4 simultaneously.

                                   EXHIBIT 2

                               WEEKLY ROYALTY FEE


         The weekly royalty fee as provided for in Section IV of the Franchise Agreement is as follows:


      Year of Operation of the Restaurant           Percentage of Gross Sales
      -----------------------------------           -------------------------
           One through initial term                             4%

Should Franchisee open the Restaurant pursuant to the terms of a Carl's Jr. Restaurant Development Agreement and the Restaurant opens ahead of the required Development Schedule, the following reductions shall apply:

                                                            Royalty
    Number of Full Months Ahead of Schedule              Fee Reduction
    ---------------------------------------              -------------
                      13+                                      2%
                    1 - 12                                     1%

CKE also allows a temporary reduction in royalty fees for Restaurants which are developed by a Franchisee with a valid Development Agreement, in the Assigned Area, in excess of the number required by the development schedule and which are opened prior to the last scheduled opening date. The reduction schedule is as follows:

         Year of Operation                 Fee Reduction
         -----------------                 -------------
         First                             2%
         Second                            1%
         Third and following               None

                                   EXHIBIT 3

                               PERSONAL GUARANTY

         The undersigned ****, jointly and severally ("Guarantors") each hereby unconditionally guarantee the full performance of each and all of the terms, covenants, and conditions of those certain Carl's Jr. Restaurant Agreement dated ____________________________, 1993, between CARL KARCHER ENTERPRISES,
INC. ("CKE") and **, (a California Limited Partnership) (a ___________________ corporation), as franchisee ("Franchisee"), for restaurants #__________ Located at ___________________________________________. The undersigned further agree as follows:

         1. Guarantors also, jointly and severally, unconditionally guarantee the performance of all agreements, leases, subleases and promissory notes between Franchisee and CKE.

         2. This Guaranty will continue unchanged by any bankruptcy, reorganization or insolvency of Franchisee or by and disaffirmance or abandonment by a trustee of Franchisee.

         3. The agreements and obligations herein of Guarantors shall continue in favor of CKE notwithstanding any extension, modification, or alteration of such Franchise Agreement entered into by and between the parties thereto, or their successors or assigns, and no extension, modification, alteration or assignment of such agreement shall in any manner release or discharge the undersigned and it does hereby consent thereto.

         4. The obligations hereunder are joint and several, and independent of the obligations of Franchisee and a separate action or actions may be brought and prosecuted against Guarantors whether action is brought against Franchisee or whether Franchisee be joined in any such action or actions. Guarantors waive the benefit or any statute of limitation affecting their liability hereunder or the enforcement thereof.

         5. Guarantors shall pay CKE's reasonable attorneys' fees and all costs and other expenses incurred in any collection or attempted collection or in any negotiations relative to the obligations hereby guaranteed or enforcing this Guaranty against the undersigned, individually and jointly.

         6.       Guarantors waive any right to require CKE to:

                  a.    proceed against Franchisee;

                  b. proceed against or exhaust any security held by Franchisee; or

                  c. pursue any other remedy in CKE's power whatsoever. Guarantors waive any defense arising by reason of any disability or other defense of Franchisee or by reason of the cessation from any cause whatsoever of the liability of Franchisee. Guarantors waive all presentments, demands for performance, notices of nonperformance, protests, notices of protests, notices of dishonor, and notices of acceptance of this Guaranty.

         The use of the singular herein shall include the plural. The obligation of two or more parties shall be joint and several. The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of the respective successors and assigns of the parties herein named.

         IN WITNESS WHEREOF, the undersigned executed this Guaranty on _________________________, 1993.

                                          GUARANTORS:

                                          _____________________________________

                                          _____________________________________

                             CARL'S JR. RESTAURANT
                              FRANCHISE AGREEMENT

                               TABLE OF CONTENTS

    ITEM                                                                  PAGE
    ----                                                                  ----
         RECITALS   . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

 I.      GRANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

 II.     TERM AND RENEWAL   . . . . . . . . . . . . . . . . . . . . . . .   2

 III.    DUTIES OF CKE  . . . . . . . . . . . . . . . . . . . . . . . . .   3

 IV.     FEES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

 V.      DUTIES OF FRANCHISEE   . . . . . . . . . . . . . . . . . . . . .   6

 VI.     PROPRIETARY MARKS  . . . . . . . . . . . . . . . . . . . . . . .  16

 VII.    CONFIDENTIAL OPERATIONS PROCEDURES MANUAL ("OPM")  . . . . . . .  18

 VIII.   CONFIDENTIAL INFORMATION   . . . . . . . . . . . . . . . . . . .  18

 IX.     ACCOUNTING AND RECORDS   . . . . . . . . . . . . . . . . . . . .  19

 X.      ADVERTISING  . . . . . . . . . . . . . . . . . . . . . . . . . .  21

 XI.     INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

 XII.    TRANSFER OF INTEREST   . . . . . . . . . . . . . . . . . . . . .  29

 XIII.   DEFAULT AND TERMINATION  . . . . . . . . . . . . . . . . . . . .  34

 XIV.    OBLIGATIONS UPON TERMINATION OR EXPIRATION   . . . . . . . . . .  37

 XV.     COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

 XVI.    TAXES, PERMITS, AND INDEBTEDNESS   . . . . . . . . . . . . . . .  41

 XVII.   INDEPENDENT CONTRACTOR   . . . . . . . . . . . . . . . . . . . .  42

 XVIII.  INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . .  43

 XIX.    APPROVALS AND WAIVERS  . . . . . . . . . . . . . . . . . . . . .  45

 XX.     NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46




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

 XXI.    ENTIRE AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . .  46

 XXII.   SEVERABILITY AND CONSTRUCTION  . . . . . . . . . . . . . . . . .  47

 XXIII.  APPLICABLE LAW   . . . . . . . . . . . . . . . . . . . . . . . .  48

 XXIV.   DEFINITION OF FRANCHISEE   . . . . . . . . . . . . . . . . . . .  48

 XXV.    ACKNOWLEDGEMENTS   . . . . . . . . . . . . . . . . . . . . . . .  49


         ATTACHMENT A   APPROVED LOCATION

         EXHIBIT 1   FRANCHISEE'S ADVERTISING AND PROMOTION OBLIGATION

         EXHIBIT 2   WEEKLY ROYALTY FEE

         EXHIBIT 3   FRANCHISOR'S STANDARD FORM GUARANTEE




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